Exhibit 99.1

                            EXPLANATION OF RESPONSES

(1) The stock option is held directly by GSCP (NJ), L.P. GSC Recovery IIA GP, L.P., is making this filing on Form 4, in conjunction with the Form 4 being filed by GSC Recovery IIA, L.P. on the date hereof, on behalf of itself and as the designated beneficial owner on behalf of the following individuals: Alfred
C. Eckert III and Richard M. Hayden (collectively, with GSC Recovery IIA GP, L.P., the "Recovery Affiliates"). This Form 4 and the Form 4 filed on the same date hereof by GSC Recovery IIA, L.P. are reporting the acquisition of the same securities.

(ii) GSC Recovery II GP, L.P. is the general partner of GSC Recovery II, L.P.; GSC RII, LLC is the general partner of GSC Recovery II GP, L.P.; and GSCP (NJ) Holdings, L.P. is the managing member of GSC RII, LLC. GSC Recovery IIA GP, L.P. is the general partner of GSC Recovery IIA, L.P.; GSC RIIA, LLC is the general partner of GSC Recovery IIA GP, L.P.; and GSCP (NJ) Holdings, L.P. is the sole member of GSC RIIA, LLC. GSCP (NJ), L.P. is the manager of GSCP Recovery II, L.P. and GSCP Recovery IIA, L.P. and GSCP (NJ), Inc. is the general partner of GSCP (NJ), L.P. and GSCP (NJ) Holdings, L.P. GSC Group, Inc. owns all of the outstanding capital stock of GSCP (NJ), Inc. GSCP Active Partners Holdings, L.P. owns all of the Class A Common Stock of GSC Group, Inc. GSC Active Partners, Inc. is the general partner of GSC Active Partners Holdings, L.P. Each of Alfred
C. Eckert III and Richard M. Hayden is an executive officer and stockholder of GSC Active Partners, Inc.

(iii) For the purposes of Rule 13d-3 under the Exchange Act of 1934, each of the Recovery Affiliates, by virtue of its relationship with GSC Recovery II, L.P., GSC Recovery IIA, L.P. and GSCP (NJ), L.P., may be deemed to have shared voting and investment power over, and be the indirect beneficial owner of, the securities of the Company owned by GSC Recovery II, L.P., GSC Recovery IIA, L.P. and GSCP (NJ), L.P. Each of the Recovery Affiliates disclaims beneficial ownership of these securities except to the extent of each entity's and individual's pecuniary interest in these securities.